Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On April 21, 2023, pursuant to that Agreement and Plan of Merger, dated as of December 13, 2022, as amended on February 17, 2023 (the “Merger Agreement”), by and among GRI Bio, Inc., formerly known as Vallon Pharmaceuticals, Inc. (the “Company” or “Vallon”), GRI Operations, Inc., formerly known as GRI Bio, Inc., a Delaware corporation (“GRI”), and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into GRI (the “Merger”), with GRI surviving the Merger as a wholly owned subsidiary of the Company. In connection with the Merger, and prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-30 (the “Reverse Split”). Unless otherwise noted, all references to share and per share amounts herein reflect the Reverse Split. Also, in connection with the closing of the Merger (the “Closing”), the Company amended its certificate of incorporation and bylaws to change its name from “Vallon Pharmaceuticals, Inc.” to “GRI Bio, Inc.”
At the Effective Time, each share of GRI’s common stock (“GRI Common Stock”) outstanding immediately prior to the Effective Time, including any shares of GRI Common Stock issued pursuant to the Pre-Merger Financing (as defined below) automatically converted solely into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”) equal to 0.0374 (the “Exchange Ratio”).
Each option to purchase shares of GRI Common Stock (each, a “GRI Option”) outstanding and unexercised immediately prior to the Effective Time under the GRI Bio, Inc. 2015 Equity Incentive Plan (the “GRI Plan”), whether or not vested, converted into and became an option to purchase shares of Company Common Stock, and the Company assumed the GRI Plan and each such GRI Option in accordance with the terms of the GRI Plan (each, an “Assumed Option”). The number of shares of Company Common Stock subject to each Assumed Option was determined by multiplying (i) the number of shares of GRI Common Stock that were subject to such GRI Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock. The per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option continued in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option otherwise remained unchanged.
Each warrant to purchase shares of GRI Common Stock outstanding immediately prior to the Effective Time other than the Bridge Warrants (as defined below) (the “GRI Warrants”), was assumed by the Company and converted into a warrant to purchase Company Common Stock (each, an “Assumed Warrant”) and thereafter (i) each Assumed Warrant became exercisable solely for shares of Company Common Stock; (ii) the number of shares of Company Common Stock subject to each Assumed Warrant was determined by multiplying (A) the number of shares of GRI Common Stock that were subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock; (iii) the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Warrant was determined by dividing (A) the exercise price per share of the GRI Common Stock subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.
The Bridge Warrants were exchanged for warrants (the “Exchange Warrants”) to purchase an aggregate of 421,589 shares of Company Common Stock.
All rights with respect to GRI restricted stock awards were assumed by the Company and converted into Company restricted stock awards with the number of shares subject to each restricted stock award multiplied by the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Company Common Stock. The term, exercisability, vesting schedule and other provisions of the GRI restricted stock awards otherwise remained unchanged.
The Merger is accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of Vallon are cash, cash equivalents, and short-term marketable securities. For accounting purposes, GRI has been determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (i) the equity holders of GRI immediately prior to the Merger owned, or held rights to acquire, in the aggregate approximately 85% of the outstanding Company Common Stock and the Company’s stockholders immediately prior to the Merger owned approximately 15% of the outstanding Company Common Stock (ii) GRI holds the majority (4 out of 5) of board seats of the combined company, and (iii) GRI’s management holds the majority of key positions in the management of the combined company.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The Vallon and GRI unaudited pro forma condensed combined balance sheet data assume that the Merger took place on March 31, 2023 and combines the Vallon and GRI historical balance sheets at March 31, 2023. The Vallon and GRI unaudited pro forma condensed combined statements of operations data assume that the Merger took place as of January 1, 2022 and combines the historical results of Vallon and GRI for the three months ended March 31, 2023 and for the year ended December 31, 2022. The historical financial statements of Vallon and GRI, which are filed as Exhibit 99.4 of Amendment No. 2 to the Current Report on Form 8-K filed with the SEC on July 6, 2023, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.
The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Vallon and GRI been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate historical (i) unaudited interim financial statements of Vallon for the three months ended March 31, 2023, which is filled in Vallon’s Form 10-Q (ii) audited financial statements of Vallon for the year ended December 31, 2022, which is filed in Vallon’s Form 10-K, (iii) unaudited interim financial statements of GRI for the three months ended March 31, 2023, which is filed as Exhibit 99.1 to the Current Report on this Form 8-K/A and (iv) audited financial statements of GRI for the year ended December 31, 2022 which is filed as Exhibit 99.2 of Amendment No. 2 to the Current Report on Form 8-K filed with the SEC on July 6, 2023.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(in thousands)

	GRI Bio, Inc.	Vallon Pharmaceuticals, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$460	$1,665	$4,042	A	$6,167
Prepaid expenses and other current assets	271	432	(259)	B	444
Total current assets	731	2,097	3,783		6,611
Deposits	4	—	—		4
Property and equipment, net	11	—	—		11
Right of use assets – operating leases	55	—	—		55
Total assets	$801	$2,097	$3,783		$6,681

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	1,585	528	(1,582)	C	531
Accrued expenses	—	1,353	(52)	C	1,301
Operating lease liabilities	55	—	—		55
Warrant liability	—	185	—		185
Non-convertible promissory notes	2,391	—	(2,391)	D	—
Total liabilities	4,031	2,066	(2,169)		2,072

Stockholders’ equity (deficit):
Common stock	267	—	(13)	E	254
Additional paid-in capital	17,149	31,353	(16,927)	E	31,575
Accumulated deficit	(20,646)	(31,322)	24,748	E	(27,220)
Total stockholders’ equity (deficit)	(3,230)	31	7,808		4,609
Total liabilities and stockholders’ equity (deficit)	$801	$2,097	$5,639		$6,681

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Three Months Ended March 31, 2023
(in thousands, except share and per share amounts)

	GRI Bio, Inc.	Vallon Pharmaceuticals, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$116	$(124)	$—		$(8)
General administrative	872	2,473	—		3,345
Total operating expenses	988	2,349	—		3,337
Loss from operations	(988)	(2,349)	—		(3,337)
Interest income (expense), net	(1,162)	16	1,162	F	16
Change in fair value of warrant liability	—	(63)	—		(63)
Net loss	$(2,150)	$(2,396)	$1,162		$(3,384)
Net loss per share, basic and diluted.	$(1.78)	$(5.33)			$(1.14)
Weighted average common shares outstanding, basic and diluted	1,207,935	449,408	1,299,752	G	2,957,095

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2022
(in thousands, except share and per share amounts)

	GRI Bio, Inc.	Vallon Pharmaceuticals, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development	$242	$1,170	$—		$1,412
General and administrative	1,997	5,758	—		7,755
Total operating expenses	2,239	6,928	—		9,167
Loss from operations	(2,239)	(6,928)	—		(9,167)
Interest income (expense), net	(653)	26	653	F	26
Loss on extinguishment of debt	(325)	—	—		(325)
Loss on warrant conversion	—	(506)	—		(506)
Change in fair value of warrant liability	—	384	—		384
Net loss	$(3,217)	$(7,024)	$653		$(9,588)
Net loss per share, basic and diluted	$(0.13)	$(0.69)			$(3.45)
Weighted average common shares outstanding, basic and diluted	24,135,215	10,143,205	(31,497,252)	G	2,781,168

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Description of Transactions
The Merger
On April 21, 2023, pursuant to that Agreement and Plan of Merger, dated as of December 13, 2022, as amended on February 17, 2023 (the “Merger Agreement”), by and among GRI Bio, Inc., formerly known as Vallon Pharmaceuticals, Inc. (the “Company”), GRI Operations, Inc., formerly known as GRI Bio, Inc., a Delaware corporation (“GRI”), and Vallon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub was merged with and into GRI (the “Merger”), with GRI surviving the Merger as a wholly owned subsidiary of the Company. In connection with the Merger, and prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company’s common stock at a ratio of 1-for-30 (the “Reverse Split”). Unless otherwise noted, all references to share and per share amounts herein reflect the Reverse Split. Also, in connection with the closing of the Merger (the “Closing”), the Company amended its certificate of incorporation and bylaws to change its name from “Vallon Pharmaceuticals, Inc.” to “GRI Bio, Inc.” and is trading under the symbol “GRI” on the Nasdaq Global Market.
At the Effective Time, each share of GRI’s common stock (“GRI Common Stock”) outstanding immediately prior to the Effective Time, including any shares of GRI Common Stock issued pursuant to the Pre-Merger Financing (as defined below) automatically converted solely into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”) equal to 0.0374 (the “Exchange Ratio”).
Each option to purchase shares of GRI Common Stock (each, a “GRI Option”) outstanding and unexercised immediately prior to the Effective Time under the GRI Bio, Inc. 2015 Equity Incentive Plan (the “GRI Plan”), whether or not vested, converted into and became an option to purchase shares of Company Common Stock, and the Company assumed the GRI Plan and each such GRI Option in accordance with the terms of the GRI Plan (each, an “Assumed Option”). The number of shares of Company Common Stock subject to each Assumed Option was determined by multiplying (i) the number of shares of GRI Common Stock that were subject to such GRI Option, as in effect immediately prior to the Effective Time, by (ii) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock. The per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Option was determined by dividing (A) the per share exercise price of such Assumed Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting per share exercise price up to the nearest whole cent. Any restriction on the exercise of any Assumed Option continued in full force and effect and the term, exercisability, vesting schedule, and any other provisions of such Assumed Option otherwise remained unchanged.
Each warrant to purchase shares of GRI Common Stock outstanding immediately prior to the Effective Time other than the Bridge Warrants (as defined below) (the “GRI Warrants”), was assumed by the Company and converted into a warrant to purchase Company Common Stock (each, an “Assumed Warrant”) and thereafter (i) each Assumed Warrant became exercisable solely for shares of Company Common Stock; (ii) the number of shares of Company Common Stock subject to each Assumed Warrant was determined by multiplying (A) the number of shares of GRI Common Stock that were subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Company Common Stock; (iii) the per share exercise price for the Company Common Stock issuable upon exercise of each Assumed Warrant was determined by dividing (A) the exercise price per share of the GRI Common Stock subject to such GRI Warrant, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.
The Bridge Warrants were exchanged for warrants (the “Exchange Warrants”) to purchase an aggregate of 421,589 shares of Company Common Stock. The Exchange Warrants contain substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to $14.73 per share.
Immediately following the Effective Time, there were approximately 2,918,954 shares of Company Common Stock outstanding, the former stockholders of GRI (including the Investor (as defined below)) owned, or held rights to acquire, in the aggregate approximately 85% of the outstanding Company Common Stock and the Company’s stockholders immediately prior to the Merger owned approximately 15% of the outstanding Company Common Stock.

As previously disclosed, in connection with signing the Merger Agreement, GRI entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Bridge SPA”) with Altium Growth Fund, LP (the “Investor”), pursuant to which, among other things, the Investor purchased, and GRI issued, senior secured notes (the “Bridge Notes”) in the aggregate principal amount of up to approximately $3.3 million, in exchange for an aggregate purchase price of up to approximately $2.5 million. In addition, GRI issued the Investor warrants to purchase an aggregate of 2,504,980 shares of GRI Common Stock (the “Bridge Warrants”). As a result of the Merger, at the Effective Time, the Bridge Warrants were exchanged for the Exchange Warrants to purchase an aggregate of 421,589 shares of Company Common Stock. The Exchange Warrants contain substantively similar terms to the Bridge Warrants, and have an initial exercise price equal to $14.73 per share. The exercise price of the Exchange Warrants is subject to adjustment for splits and similar recapitalization events.
In addition to the Bridge SPA, in connection with signing the Merger Agreement, the Company, GRI and the Investor entered into a Securities Purchase Agreement, dated as of December 13, 2022 (the “Equity SPA”). Pursuant to the Equity SPA, immediately prior to the Closing, GRI issued 6,787,219 shares of GRI Common Stock (the “Initial Shares”) to the Investor and 27,148,877 shares of GRI Common Stock (the “Additional Shares”) into escrow with an escrow agent. At the closing, pursuant to the Merger, the Initial Shares converted into an aggregate of 253,842 shares of Company Common Stock and the Additional Shares converted into an aggregate of 1,015,368 shares of Company Common Stock. Subject to beneficial ownership limitations, some or all of the shares of Company Common Stock issued in exchange for the Additional Shares were held in escrow and to be released to the Investor upon certain specified reset dates described in the Equity SPA. On May 8, 2023, in accordance with the terms of the Equity SPA, the Company and the Investor authorized the escrow agent to, subject to beneficial ownership limitations, disburse to the Investor all of the shares of Company Common Stock issued in exchange for the Additional Shares.
Also on May 8, 2023, pursuant to the Equity SPA, the Company issued to the Investor (i) Series A-1 Warrants to purchase 1,269,210 shares of Company Common Stock with an initial exercise price of $13.50 per share, (ii) Series A-2 Warrants to purchase 1,142,289 shares of Company Common Stock with an initial exercise price of $14.73 per share, and (iii) Series T Warrants to purchase at an exercise price of $12.28 per share (x) 814,467 shares of Company Common Stock and (y) upon exercise of the Series T Warrants, an additional amount of Series A-1 Warrants and Series A-2 Warrants, each to purchase 814,467 shares of Company Common Stock (collectively, the “Equity Warrants”).
2. Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 is presented as if the Merger had been completed on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 assumes that the merger occurred on January 1, 2022, and combines the historical results of GRI and Vallon.
For accounting purposes, GRI is considered to be the acquiring company and Merger will be accounted for as a reverse recapitalization of Vallon by GRI because at the closing of the Merger, the primary pre‑combination assets of Vallon were cash and cash equivalents.
Under reverse recapitalization accounting, the assets and liabilities of Vallon were recorded, as of the completion of the Merger, at their fair values which are expected to approximate their book values because of the short‑term nature of the instruments. No goodwill or intangible assets were recognized and the excess consideration transferred over the fair value of the net assets of Vallon was reflected as a reduction to equity. Consequently, the consolidated financial statements of GRI reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of Vallon and GRI have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.
Pro forma adjustments related to the Equity Financing for aggregate cash proceeds of $12.25 million reflect additional issuance of GRI Common Stock that was completed prior to the closing of the Merger as a condition to the Merger Agreement. The shares of GRI Common Stock in the Equity Financing (including those issued upon cancellation of the Bridge Notes) are converted into shares of Company Common Stock effective as of immediately after the Effective Time.
The unaudited pro forma condensed combined financial statements also give effect to the other transactions that are not directly attributable to the Merger but are deemed relevant to the pro forma financial position and operations of the combined companies.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.
3. Pro Forma Adjustments
The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the separate historical (i) audited financial statements for the years ended December 31, 2022 and (ii) unaudited interim financial statements for the three months ended March 31, 2023 and 2022 of Vallon and GRI of which GRI’s are filed as Exhibit 99.1 of Amendment No. 2 to the Current Report on Form 8-K filed with the SEC on July 6, 2023.
Merger Transaction Adjustments
A.Reflects (i) approximately $12.25 million in proceeds from the Equity Financing (not including any proceeds from the potential exercise of Equity Warrants) and, (ii) payment of total estimated unpaid transaction costs upon consummation of the Merger.

(amounts in thousands)	GRI Bio, Inc.	Vallon Pharmaceuticals, Inc.	Total
Proceeds from Equity Financing, net of issuance costs	$12,250	$—	$12,250
Payment of transaction costs	(3,908)	(4,300)	(8,208)
Pro forma adjustment	$8,342	$(4,300)	$4,042
B.Reflects the reclassification of deferred stock issuance costs upon completion of the Equity Financing.
C.Reflects the settlement of transaction costs included in accounts payable and accrued liabilities pursuant to the Equity SPA:

(amounts in thousands)	GRI Bio, Inc.	Vallon Pharmaceuticals, Inc.	Total
Unpaid transaction costs in accounts payable as of March 31, 2023	$(1,395)	$(187)	$(1,582)
Unpaid transaction costs in accrued liabilities as of March 31, 2023	—	(52)	(52)
Pro forma adjustment	$(1,395)	$(239)	$(1,634)
D.Issuance of common stock to settle the Bridge Notes upon completion of the Equity Financing.
E.To record the (i) exchange ratio adjustment to GRI Common Stock outstanding, (ii) sale of GRI Common Stock and GRI Warrants, net of issuance costs, in connection with Equity Financing, (iii) elimination of Vallon’s historical equity carrying value, (iv) post-combination stock-based compensation expense for Vallon options and warrants and (viii) payment of transaction and severance costs:
For purposes of these unaudited pro forma condensed combined financial statements, the Equity Warrants have been classified as equity as they are not redeemable and the potential adjustments to exercise prices and settlement scenarios, as defined in the warrant agreements, are deemed to be indexed to the Company Common Stock.

	Common stock		Additional paid-in capital	Accumulated deficit	Total
(Dollar amounts in thousands)	Shares	Amount
Adjustment to GRI Common Stock outstanding in connection with the exchange ratio	—	$(14)	$14	$—	$—
Issuance of common stock and warrants upon completion of Equity Financing	1,299,752	1	14,381	—	14,382

Elimination of Vallon’s historical carrying values	—	—	(31,322)	31,322	—
Issuance of common stock to Vallon shareholders	449,408	—	—	—	—
Payment of transaction costs	—	—	—	(6,574)	(6,574)
Pro forma adjustment	1,749,160	$(13)	$(16,927)	$24,748	$7,808
F. Elimination of interest expense associated with the Bridge Notes that were settled upon completion of the Equity Financing.
G. The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the three months ended March 31, 2023 and for the year ended December 31, 2022. In addition, the number of shares used in calculating the pro forma combined basic and diluted loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the closing of the Merger. The following table sets forth the calculation of the pro forma weighted-average number of common shares outstanding—basic and diluted.

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Elimination of historical Vallon weighted average shares	(449,408)	(10,143,205)
Effect of applying estimated exchange ratio to GRI Common Stock	—	(23,103,207)
Issuance of common stock in connection with Equity Financing	1,299,752	1,299,752
Issuance of shares of common stock of the combined company to Vallon stockholders	449,408	449,408
	1,299,752	(31,497,252)